YANKEE ENERGY SYSTEM, INC. PARENT
9.1 PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
Assets
----------
  Cash                                                          $    512        $49,419   a      $49,931
  Notes receivable from
    affiliated companies                                           1,869                           1,869
  Accounts receivable from
    affiliated companies                                              38                              38
                                                                ---------       -------          -------
                                                                   2,419         49,419           51,838
                                                                ---------       -------          -------

Deferred Debits and Other Assets:
  Investments in subsidiary companies                            522,081                          522,081
                                                                --------        -------          --------
                                                                 522,081                          522,081
                                                                --------        -------          --------
      Total Assets                                              $524,500        $49,419          $573,919
                                                                ========        =======          ========


Liabilities
-----------
  Notes payable to banks                                        $    -          $49,419   a      $ 49,419
  Accounts payable to affiliated companies                            28                               28
  Notes payable to affiliated companies                              581                              581
  Accounts payable                                                   279                              279
  Accrued taxes                                                       77           (426)  b          (349)
  Accrued interest                                                  -             1,065   b         1,065
                                                                --------     ----------          --------
                                                                     965         50,058            51,023
                                                                --------     ----------          --------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                               (3,503)                          (3,503)
  Other                                                              (28)                             (28)
                                                                --------     ----------          --------
                                                                  (3,531)          -               (3,531)
                                                                --------     ----------          --------
Capitalization:
  Common stockholder's equity:
    Capital surplus, paid in                                     486,123           (639)          486,123
    Retained earnings                                             40,943                           40,304
                                                                --------     ----------          --------
    Total common stockholder's equity                            527,066           (639)          526,427
                                                                --------     ----------          --------
    Total capitalization                                         527,066           (639)          526,427
                                                                --------     ----------          --------
     Total Liabilities and Capitalization                       $524,500     $   49,419          $573,919
                                                                ========     ==========          ========


YANKEE ENERGY SYSTEM, INC. PARENT
9.2 PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
Operating Revenues                                              $   -           $                $   -
                                                                --------        ----------       --------
Operating Expenses:
  Other                                                              146              -               146
                                                                --------        ----------       --------
      Total operating expenses                                       146              -               146
                                                                --------        ----------       --------
Operating Loss                                                      (146)             -              (146)
                                                                --------        ----------       --------

Interest Expense                                                     310             1,065  b       1,375
Other Income, Net                                                 16,300              -            16,300
                                                                --------        ----------        --------
Income Before Income Tax Benefit                                  15,844            (1,065)        14,779
                                                                --------        ----------        --------
Income Tax Benefit                                                   (51)             (426)          (477)
                                                                --------        ----------       --------
Net Income                                                      $ 15,895        $     (639)      $ 15,256
                                                                ========        ==========       ========


YANKEE ENERGY SYSTEM, INC. PARENT
9.2 PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                    PRO
                                                                                                   FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.              ADJ.
Balance at beginning of period                                  $ 25,048        $                $ 25,048

Net income                                                        15,895              (639)        15,256
                                                                --------        ----------       --------
Balance at end of period                                        $ 40,943        $     (639)      $ 40,304
                                                                ========        ==========       ========



YANKEE ENERGY SYSTEM, INC. PARENT
9.2 PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.

Common stockholder's equity                                     $527,066        $     (639) b    $526,427
                                                                --------        ----------       --------
        Total Capitalization                                    $527,066        $     (639)      $526,427
                                                                ========        ==========       ========


YANKEE ENERGY SYSTEM, INC. PARENT
9.2 PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                        Debit           Credit
a) Cash                                                49,419
      Notes payable to banks                                            49,419

   To record issuance of additional short-term debt


b) Interest expense                                     1,065
   Accrued taxes                                          426
      Accrued interest                                                    1,065
      Income tax benefit                                                    426

   To record interest expense associated with increased level of short-term debt